Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-147758) on Form S-3, Registration Statement (No. 333-147570) on Form S-8 and Registration Statement (No. 333-147569) on Form S-3 of Infologix, Inc. of our report dated November 29, 2007, relating to our audit of the financial statements of Healthcare Informatics Associates, Inc. as of and for the years ended December 31, 2006, 2005 and 2004, included in this Current Report on Form 8-K/A..

/s/ McGladrey & Pullen, LLP

Seattle, Washington

December 14, 2007